Exhibit 99.2 NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for Offer to Exchange

$250,000,000 of 9.750% Senior Secured Notes due 2017, the issuance of which has been registered under the Securities Act of 1933, as amended, for any all of its outstanding 9.750% Senior Secured Notes due 2017.

by

AMERICAN TIRE DISTRIBUTORS, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                 , 2011, UNLESS EXTENDED.

Registered holders of outstanding 9.750% Senior Secured Notes due 2017 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of new 9.750% Senior Secured Notes due 2017, the issuance of which has been registered under the Securities Act of 1933, as amended (the “New Notes”) and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See the “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By First Class Mail or Overnight Delivery	By Facsimile (for Eligible Institutions only): (212) 298-1915

The Bank of New York Mellon Trust Company, N.A. c/o Bank of New York Mellon Corporation Corporate Trust Operations, Reorganization Unit 480 Washington Boulevard – 27th floor Jersey City, N.J. 07310	Confirm by Telephone: (212) 815-5920

Attn: Mrs. Carolle Montreuil

To Confirm Receipt of Notice of Guaranteed Delivery:

(212) 815-5920

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. You must deliver this notice of guaranteed delivery and any other required documents to the depositary. Deliveries to American Tire Distributors, Inc. will not be forwarded to the depositary and therefore will not constitute valid delivery.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to American Tire Distributors, Inc., a Delaware corporation (“The Issuer”), the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     , 2010 and the Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Exchange Offer”) and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in the “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN AND COMPLETE

Name(s) of Tendering Holder(s)	Name and address of registered holder as it appears on the Old Notes	Certificate Number(s) of Old Notes Tendered (or Account Book Number at Book-Entry Facility)	Principal Amount of Old Notes Tendered

Name of Registered or Acting Holder:

Signature(s)

Name(s) (please print)

Address:

Telephone Number:

Date

If Old Notes will be tendered by book-entry transfer, please provide the following information:
DTC, Euroclear or Clearstream Account Number:

Date:

2

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”), guarantees the delivery of the notes tendered hereby to the depositary, in proper form for transfer, or a confirmation that the notes tendered hereby have been delivered into the Exchange Agent’s account at the book-entry transfer facility, in each case, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

Authorized Signature:

Title:

Address:

Zip Code:

Area and Telephone Number:

Dated:

DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.